Exhibit 99.1

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

OF

BAO HOLDING LIMITED

Adopted by the Board of Directors of BAO Holding Limited (the “Company”) on [●] [●], 2025, effective upon the effectiveness of the Company’s registration statement on Form F-1 relating to the Company’s initial public offering.

I.	PURPOSE OF THE COMMITTEE

The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company is to oversee the accounting and financial reporting processes of the Company and its subsidiaries and the audits of the financial statements of the Company.

II.	COMPOSITION OF THE COMMITTEE

The Committee shall consist of three (3) or more directors, as determined from time to time by the Board. Members of the Committee shall be qualified to serve on the Committee pursuant to the requirements of the Nasdaq Listing Rules (or rules of the trading market on which the Company’s securities then trade) (collectively with Nasdaq, the “Trading Market”) and Rule 10A-3 under the Securities Exchange Act of 1934, as amended, and any additional requirements that the Board deems appropriate.

The chairperson of the Committee shall be designated by the Board, provided that if the Board does not so designate a chairperson, the members of the Committee, by a majority vote, may designate a chairperson.

Any vacancy on the Committee shall be filled by majority vote of the Board. No member of the Committee shall be removed except by majority vote of the Board.

Each member of the Committee (i) must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement, (ii) shall not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three (3) years, (iii) must not accept any consulting, advisory, or other compensatory fee from the Company other than for board service, and (iv) must not be an affiliated person of the Company. In addition, at least one (1) member of the Committee must be designated by the Board who qualifies as an “audit committee financial expert” under Item 407(d)(5)(ii) and (iii) of Regulation S-K.

III.	MEETINGS OF THE COMMITTEE

The Committee shall meet as often as it determines necessary to carry out its duties and responsibilities, but no less frequently than once every fiscal quarter. The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary.

A majority of the members of the Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other shall constitute a quorum.

The Committee shall maintain minutes of its meetings and records relating to those meetings.

IV.	DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

In carrying out its duties and responsibilities, the Committee’s policies and procedures should remain flexible, so that it may be in a position to best address, react or respond to changing circumstances or conditions. The following duties and responsibilities are within the authority of the Committee and the Committee shall, consistent with and subject to applicable law and rules and regulations promulgated by the U.S. Securities and Exchange Commission (“SEC”), the Trading Market, or any other applicable regulatory authority:

A.	Selection, Evaluation, and Oversight of the Auditors

1.	Be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and each such registered public accounting firm must report directly to the Committee (the registered public accounting firm engaged for the purpose of preparing or issuing an audit report for inclusion in the Company’s Annual Report on Form 20-F (or comparable form) is referred to herein as the “independent auditors”);

2.	Review and, in its sole discretion, approve in advance the Company’s independent auditors’ annual engagement letter, including the proposed fees contained therein, as well as all audit and, as provided in the Sarbanes-Oxley Act of 2002 (the “Act”) and the SEC rules and regulations promulgated thereunder, all permitted non-audit engagements and relationships between the Company and such independent auditors (which approval should be made after receiving input from the Company’s management, if desired). Approval of audit and permitted non-audit services will be made by the Committee or by one (1) or more members of the Committee as shall be designated by the Committee/the chairperson of the Committee and the person(s) granting such approval shall report such approval to the Committee at the next scheduled meeting;

3.	Review the performance of the Company’s independent auditors, including the lead partner and reviewing partner of the independent auditors, and, in its sole discretion, make decisions regarding the replacement or termination of the independent auditors when circumstances warrant; and

4.	Evaluate the independence of the Company’s independent auditors to ensure compliance with the Act, rules and regulations promulgated by the SEC, as well as the Trading Market rules by, among other things:

(a)	obtaining and reviewing from the Company’s independent auditors a formal written statement delineating all relationships between the independent auditors and the Company;

(b)	actively engaging in a dialogue with the Company’s independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors;

(c)	taking, or recommending that the Board take, appropriate action to oversee the independence of the Company’s independent auditors;

(d)	monitoring compliance by the Company’s independent auditors with the audit partner rotation requirements contained in the Act and the rules and regulations promulgated by the SEC thereunder;

(e)	monitoring compliance by the Company of the employee conflict of interest requirements contained in the Act and the rules and regulations promulgated by the SEC thereunder; and

(f)	engaging in a dialogue with the independent auditors to confirm that audit partner compensation is consistent with applicable SEC rules.

B.	Oversight of Annual Audit and Interim Reviews

1.	Review and discuss with the independent auditors their annual audit plan, including the timing and scope of audit activities, and monitor such plan’s progress and results during the year;

2.	Review with management, the Company’s independent auditors and, as applicable, the responsible manager or director or accountant of the Company’s internal auditing department, the following information which is required to be reported by the independent auditor:

(a)	all critical accounting policies and practices to be used;

(b)	all alternative treatments of financial information that have been discussed by the independent auditors and management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors;

(c)	all other material written communications between the independent auditors and management, such as any management letter and any schedule of unadjusted differences; and

(d)	any material financial arrangements of the Company which do not appear on the financial statements of the Company; and

3.	Resolve all disagreements between the Company’s independent auditors and management regarding financial reporting;

B.	Oversight of Financial Reporting Process and Internal Controls

1.	Review:

(a)	the adequacy and effectiveness of the Company’s accounting and internal control policies and procedures on a regular basis, including the responsibilities, budget, compensation and staffing of the Company’s internal audit function, through inquiry and discussions with the Company’s independent auditors and management;

(b)	the yearly report prepared by management, and attested to by the Company’s independent auditors, if required, assessing the effectiveness of the Company’s internal control over financial reporting and stating management’s responsibility for establishing and maintaining adequate internal control over financial reporting prior to its inclusion in the Company’s Annual Report on Form 20-F (or comparable form); and

(c)	the Committee’s level of involvement and interaction with the Company’s internal audit function, including the Committee’s line of authority and role in appointing and compensating employees in the internal audit function;

2.	Review with the executive chairperson, chief executive officer, chief financial officer and independent auditors, periodically, the following:

(a)	all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and

(b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting;

3.	Discuss guidelines and policies governing the process by which senior management of the Company and the relevant departments of the Company, including the internal auditing department, assess and manage the Company’s exposure to risk, as well as the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures;

4.	Review with management the progress and results of all internal audit projects, and, when deemed necessary or appropriate by the Committee, direct the Company’s chief executive officer to assign additional internal audit projects to, as applicable, the responsible manager or director or accountant of the Company’s internal auditing department;

5.	Receive periodic reports from the Company’s independent auditors, management and, as applicable, the responsible manager or director or accountant of the Company’s internal auditing department to assess the impact on the Company of significant accounting or financial reporting developments that may have a bearing on the Company;

6.	Establish and maintain free and open means of communication between and among the Committee, the Company’s independent auditors, the Company’s internal auditing department and management, including providing such parties with appropriate opportunities to meet separately and privately with the Committee on a periodic basis; and

7.	Review the type and presentation of information to be included in the Company’s earnings press releases (especially the use of “pro forma” or “adjusted” information not prepared in compliance with generally accepted accounting principles), as well as financial information and earnings guidance provided by the Company to analysts and rating agencies (which review may be done generally (i.e., discussion of the types of information to be disclosed and type of presentations to be made), and the Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance).

C.	Miscellaneous

1.	Establish and implement policies and procedures for the Committee’s review and approval or disapproval of proposed transactions or courses of dealings with respect to which executive officers or directors or members of their immediate families have an interest (including all transactions required to be disclosed by Item 404(a) of Regulation S-K);

2.	Establish and implement policies and procedures for the Committee’s review and approval or disapproval of proposed transactions or courses of dealings that may impact a director’s independence, as such term is defined by Item 407 of Regulation S-K and applicable Trading Market rules;

3.	Meet periodically with the general counsel, and outside counsel when appropriate, to review legal and regulatory matters, including (i) any matters that may have a material impact on the financial statements of the Company and (ii) any matters involving potential or ongoing material violations of law or breaches of fiduciary duty by the Company or any of its directors, officers, employees, or agents or breaches of fiduciary duty to the Company;

4.	Review the Company’s policies relating to the ethical handling of conflicts of interest and review past or proposed transactions between the Company and members of management as well as policies and procedures with respect to officers’ expense accounts and perquisites, including the use of corporate assets, and consider the results of any review of these policies and procedures by the Company’s independent auditors;

5.	Review and pre-approve any proposed transaction between the Company or any of its subsidiaries or consolidated affiliated entities and any of the Related Party (such term as defined under the Company’s Code of Business Conduct and Ethics (the “Code of Conduct”)) and/or any affiliate of a Related Party involving over US$120,000 in a single transaction or a series of related transactions;

6.	Review and approve in advance any services provided by the Company’s independent auditors to the Company’s executive officers or members of their immediate family;

7.	Review the Company’s program to monitor compliance with the Company’s Code of Conduct, and meet periodically with the Company’s compliance officer to discuss compliance with the Code of Conduct;

8.	Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

9.	Establish procedures for the receipt, retention and treatment of reports of evidence of a material violation made by attorneys appearing and practicing before the SEC in the representation of the Company or any of its subsidiaries, or reports made by the Company’s chief executive officer or general counsel in relation thereto;

10.	Propose appropriate funding to compensate the Company’s accountants, auditors and advisors employed by the audit committee, to pay for ordinary administrative expenses of the audit committee and to fund or pay any other applicable items so as to satisfy Nasdaq Rule 5605;

11.	Secure independent expert advice to the extent the Committee determines it to be appropriate, including retaining, with or without Board approval, independent counsel, accountants, consultants or others, to assist the Committee in fulfilling its duties and responsibilities, the cost of such independent expert advisors to be borne by the Company;

12.	Report regularly to the Board on its activities, as appropriate. In connection therewith, the Committee should review with the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors, or the performance of the internal audit function; and

13.	Perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Committee or the Board deems necessary or appropriate.

V.	EVALUATION OF THE COMMITTEE

The Committee shall, on an annual basis, evaluate its performance. The evaluation shall address all matters that the Committee considers relevant to its performance, including a review and assessment of the adequacy of this charter, and shall be conducted in such manner as the Committee deems appropriate.

The Committee shall deliver to the Board a report, which may be oral, setting forth the results of its evaluation, including any recommended amendments to this charter.

VI.	INVESTIGATIONS AND STUDIES; OUTSIDE ADVISERS

The Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities, and may retain, at the Company’s expense, such independent counsel or other consultants or advisers as it deems necessary.

* * *

While the Committee has the duties and responsibilities set forth in this charter, the Committee is not responsible for preparing or certifying the financial statements, for planning or conducting the audit, or for determining whether the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Company, it is not the duty or responsibility of the Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and each member of the Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from which it receives information and (ii) the accuracy of the financial and other information provided to the Committee absent actual knowledge to the contrary.

Nothing contained in this charter is intended to create, or should be construed as creating, any responsibility or liability of the members of the Committee, except to the extent otherwise provided under applicable law.